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                                                                     EXHIBIT 3.4

                   FIRST RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               HOLLOW EGG ONE INC.

It is hereby certified that:

         1. The present name of the corporation (hereinafter called the "corporation") is Hollow Egg One Inc., which is the name under which the corporation was originally incorporated, and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is September 5, 2001.

         2. The certificate of incorporation of the corporation is hereby amended by the addition of a new article which, in the restated certificate of incorporation, is designated as "Article ELEVENTH", and which is set forth in the restated certificate of incorporation hereinafter provided for. Except for such addition, the certificate of incorporation, as previously amended, remains unchanged.

         3. (a) The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled "First Restated Certificate of Incorporation of Hollow Egg One Inc." without any further amendment other than the amendment herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

         "ELEVENTH: This corporation expressly elects not to be governed by
         Section 203 of the General Corporation Law of the State of Delaware."

                  (b) This corporation (A) has never had a class of voting stock that is or was (i) listed on a national securities exchange, (ii) authorized for quotation on the Nasdaq Stock Market (the Nasdaq National Market System and the Nasdaq Small Cap Market), or (iii) held of record by more than 2,000 stockholders and (B) has not elected in a provision of its original certificate of incorporation or any amendment thereto to be governed by this Section 203 of the General Corporation Law of the State of Delaware.

         4. The amendment and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware

         The effective time of the restated certificate of incorporation and of the amendment herein certified shall be the time and date on which this restated certificate of incorporation is filed by the Secretary of State of the State of Delaware as provided by Section 103(c)(3) and (d) of the General Corporation Law of the State of Delaware.

         The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this restated certificate of incorporation, read as follows:


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                   FIRST RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               HOLLOW EGG ONE INC.

It is hereby certified that:

         FIRST: The name of the corporation (hereinafter called the "corporation") is Hollow Egg One Inc.

         SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, County of New Castle. The name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The aggregate number of shares of all classes of the capital stock which the corporation shall have the authority to issue is eleven million (11,000,000) shares, having a par value of $.0001 per share, all of which eleven million (11,000,000) shares shall be common stock.

         FIFTH:   The corporation is to have perpetual existence.

         SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangements and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation shall be vested in its board of directors. The number of directors which shall constitute the whole board of directors shall be fixed by, or in the manner provided in, the bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. After the original or other bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power


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         to adopt, amend, or repeal the bylaws of the corporation may be exercised by the board of directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial bylaw or in a bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                  3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         EIGHTH: No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         NINTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

         ELEVENTH: This corporation expressly elects not to be governed by
Section 203 of the General Corporation Law of the State of Delaware.


Signed on April 29, 2002

                                                JOHN L. MILLING
                                                --------------------------------
                                                JOHN L. MILLING, President


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